Exhibit 4.6

PENTAIR, INC.

and

                                                          ,

as Trustee

SUBORDINATED INDENTURE

Dated as of                               , 20

SUBORDINATED DEBT SECURITIES

i

Section 13.12.	Multiple Originals	69
Section 13.13.	Severability	69
Section 13.14.	No Adverse Interpretation of Other Agreements	69
Section 13.15.	Table of Contents; Headings	69
Section 13.16.	Force Majeure	69
Section 13.17.	U.S.A. Patriot Act	69

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.8; 7.10
311(a)	7.11
(b)	7.11
312(a)	2.7
(b)	12.3
(c)	12.3
313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)	7.6
(d)	7.6
314(a)	3.2; 3.5; 12.2
(b)	N.A.
(c)(1)	12.4
(c)(2)	12.4
(c)(3)	N.A.
(d)	N.A.
(e)	12.5
315(a)	7.1
(b)	7.5; 12.2
(c)	7.1
(d)	7.1
(e)	6.11
316(a) (last sentence)	12.6
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.6
318(a)	12.1

N.A. means Not Applicable.

Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

v

THIS SUBORDINATED INDENTURE, dated as of                           , 20    , is entered into by and between PENTAIR, INC., a Minnesota corporation (the “Company”), and                                             , a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company may from time to time duly authorize the issue of its unsecured subordinated debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE I

Definitions and Incorporation by Reference

Section 1.1.            Definitions.

“Additional Amounts” means any additional amounts required by the express terms of a Security or by or pursuant to a Board Resolution, under circumstances specified therein or pursuant thereto, to be paid by the Company with respect to certain taxes, assessments or other governmental charges imposed on certain Holders and that are owing to those Holders.

“Adjusted Net Assets” of a Guarantor at any date means the amount by which the fair value of the properties and assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Securities Guarantee, of such Guarantor at such date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, United States Code or any similar Federal or state law for the relief of debtors.

“Board of Directors” means:

(1)                                  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                  with respect to a partnership, the board of directors of the general partner of the partnership;

(3)                                  with respect to a limited liability company, the manager, managers, managing member or members or any controlling committee of managers or managing members thereof, as the case may be; and

(4)                                  with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by a Vice President, the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York; Minneapolis, Minnesota or another place of payment are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)                                  in the case of a corporation, corporate stock;

(2)                                  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning ascribed to it in the first introductory paragraph of this Indenture.

“Company Order” and “Company Request” mean, respectively, a written order or request signed in the name of the Company by two Officers of the Company, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the Company’s most recent consolidated balance sheet but which by its terms is renewable or extendable beyond 12 months from such date at the Company’s option) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the Company’s most recent consolidated balance sheet and determined in accordance with GAAP.

“Credit Agreement” means the Company’s senior credit facility, dated as of April 28, 2011, among the Company, certain of its Subsidiaries and Bank of America, N.A., as administrative agent, and the other agents and lenders from time to time party thereto, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced from time to time,  in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, or group of lenders.

“Credit Facilities” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or debt issuances with banks, investment banks, insurance companies, mutual funds, other institutional lenders, institutional investors or any of the foregoing providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or debt issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more debt issuances) and any agreements and related documents governing Indebtedness or Obligations incurred to refinance amounts then outstanding or permitted to be outstanding, whether or not with the original administrative agent, lenders, investment banks, insurance companies, mutual funds, other institutional lenders, institutional investors or any of the foregoing and whether provided under the original agreement, indenture or other documentation relating thereto).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person specified pursuant to Section 2.1 hereof as the initial Depositary with respect to the Securities of that series, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and thereafter “Depositary” shall mean or include that successor.

“Designated Senior Debt,” unless otherwise provided with respect to the Securities of a series as contemplated by Section 2.1, means any Senior Debt of the Company that (i) in the instrument evidencing the same or the assumption or guarantee thereof (or related documents to which the Company or any Guarantor is a party) is expressly designated as “Designated Senior Debt” for purposes of this Indenture and (ii) satisfies such other conditions as may be provided with respect to the Securities of that series; provided that those instruments or documents may place limitations and conditions on the right of that Senior Debt to exercise the rights of Designated Senior Debt.

“Disqualified Stock” means, with respect to any series of Securities, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities of such series mature; provided, that only the portion of Capital Stock which so matures or is mandatorily redeemable, or is so redeemable at the option of the holder thereof prior to such date, will be deemed to be Disqualified Stock. With respect to any series of Securities, notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the terms applicable to such series. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture), which determination will be conclusive for all purposes under this Indenture.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States; notwithstanding anything to the contrary in this Indenture, the determination of whether a lease constitutes a Capital Lease Obligation, and whether obligations arising under a lease are required to be capitalized on the balance sheet of the lessee thereunder and/or recognized as interest expense in the lessee’s financial statements, shall be determined under generally accepted accounting principles in the United States as in effect on the date of this Indenture.

“Global Securities” of any series means a Security of that series that is issued in global form in the name of the Depositary with respect thereto or its nominee.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to maintain financial statement conditions or otherwise), or entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

“Guarantors” means, with respect to any series of Securities, the Person or Persons, if any, named in accordance with Section 2.1(9) as the “Guarantors” with respect to such series and which shall have entered into a supplemental indenture pursuant to Section 9.1(10) hereof whereby such Person shall have executed a Securities Guarantee under this Indenture with respect to such series of Securities until, as to any particular Guarantor, a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter any reference to such “Guarantor” shall mean such successor Person.  If a series of Securities does not have any Guarantors, all references in this Indenture to Guarantors shall have no effect and shall be ignored with respect to such Securities.  Upon the release of any Guarantor pursuant to Section 10.3, each reference to “Guarantor” shall exclude such Person.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and other arrangements or agreements designed to protect the Person entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation;

(2)                                  foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation; and

(3)                                  other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodity prices or currency exchange rates.

“Holder” means a Person in whose name a Security is registered in the applicable Securities Register.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)                                  in respect of borrowed money;

(2)                                  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                  in respect of banker’s acceptances;

(4)                                  representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)                                  representing the balance deferred and unpaid of the purchase price of any property due more than nine months after such property is acquired;

(6)                                  the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)                                  representing any Hedging Obligations;

(8)                                  the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons; and

(9)                                  the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;

provided, that the indebtedness described in clauses (1), (2), (4) and (5) shall be included in this definition of Indebtedness only if, and to the extent that, the indebtedness described in such clauses would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                  in the case of any Hedging Obligation, the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such date; and

(3)                                  the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)                                  such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary (a “Joint Venture”);

(2)                                  such Person or a Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)                                  there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets by such Person or a Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)                                  the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Subsidiary of such Person; or

(b)                                 if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Indenture” means this Subordinated Indenture as amended or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of any particular series of Securities and of any Securities Guarantees thereof established as contemplated by Section 2.1.

“Interest Payment Date,” when used with respect to any Security, shall have the meaning assigned to that term in the Security as contemplated by Section 2.1.

“Junior Security” of a Person means, when used with respect to the Securities of any series, any Capital Stock (other than Disqualified Stock) of that Person or any Indebtedness of that Person that is subordinated in right of payment to Senior Debt of the Company to substantially the same extent as, or to a greater extent than, the Securities of that series and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the last Stated Maturity of the Securities of that series.

“Material Subsidiary” means any Guarantor and any other Subsidiary which owns a Principal Property or which, at the time of determination, would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act as such Regulation is in effect on the date of this Indenture.

“Maturity” means, with respect to any Security, the date on which the principal of that Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof, or by declaration of acceleration, call for redemption or otherwise.

“Notation of Guarantee” has the meaning specified in Section 10.2, it being understood that each reference herein to any Notation of Guarantee shall apply solely with respect to Securities of any series that are entitled to the benefits of any Securities Guarantee of any Guarantor and as to which Notations of Guarantee are to be included on such Securities as designated pursuant to Section 2.1(9).

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, Senior Vice President, or Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers, at least one of whom shall be the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or the Treasurer.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable on a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property, including fixtures but excluding leases and other contract rights which might otherwise be deemed real property, owned by us or any Material Subsidiary, whether owned on the date of this Indenture or thereafter acquired, that has a net book value (determined in accordance with GAAP) in excess of 1% of the Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries and is located in the United States of America, Canada or the Commonwealth of Puerto Rico. Any plant, warehouse, office building or parcel of real property or portion thereof which the Board of Directors of the Company in good faith determines is not of material importance to the business conducted by the Company and its Subsidiaries taken as a whole will not be a Principal Property.

“Redemption Date” when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Responsible Officer” means any officer within the corporate trust department of any Trustee or any Paying Agent having direct responsibility for the administration of this Indenture or any other officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Guarantee” means the Guarantee by each Guarantor of the Company’s Obligations under this Indenture and any series of Securities.

“Securities Register” means the register of Securities, maintained by the Registrar, pursuant to Section 2.5.

“Security Custodian” means, with respect to Securities of a series issued in global form, the Trustee for Securities of that series, as custodian with respect to the Securities of that series, or any successor entity thereto.

“Senior Debt” means, unless otherwise provided with respect to the Securities of a series as contemplated by Section 2.1:

(1)                                  all Indebtedness of the Company or any of its Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2)                                  any other Indebtedness of the Company or any of its Subsidiaries permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Securities or any Security Guarantee; and

(3)                                  all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(a)                                  any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates; or

(b)                                 any Indebtedness that is incurred in violation of this Indenture.

For the avoidance of doubt, “Senior Debt” will not include any trade payables or taxes owed or owing by the Company or any Subsidiary.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” of any specified Person means any corporation, partnership or other legal entity (a) the accounts of which are consolidated with such Person in accordance with GAAP and (b) of which, in the case of a corporation, partnership or other legal entity, more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person or by one or more other Subsidiaries.

“TIA” or “Trust Indenture Act,” except as otherwise provided in Section 9.3, means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa 77bbbb), as in effect on the date hereof.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president,

assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the Person named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” means each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to Securities of that series.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.2.            Other Definitions.

Term	Defined in Section
“Agent Members”	2.16
“Corporate Trust Office”	3.3
“Covenant Defeasance”	8.3
“Defaulted Interest”	2.12
“Event of Default”	6.1
“Exchange Rate”	2.18
“Funding Guarantor”	10.5
“Legal Defeasance”	8.2
“Legal Holiday”	12.8
“Paying Agent”	2.5
“protected purchaser”	2.9
“Registrar”	2.5
“Special Interest Payment Date”	2.12(a)
“Special Record Date”	2.12(a)

Term	Defined in Section
“Surviving Entity”	4.1

Section 1.3.            Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder of a Security.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on any series of Securities means the Company, any Guarantors and any other obligor on such series of Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rules promulgated under the TIA have the meanings assigned to them by such definitions.

Section 1.4.            Rules of Construction.  Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           “including” means including without limitation;

(5)           words in the singular include the plural and words in the plural include the singular;

(6)           the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP; and

(7)           provisions apply to successive events and transactions.

ARTICLE II

The Securities

Section 2.1.            Form, Dating and Terms.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  There shall be established in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officers’ Certificate of the Company or in a Company Order, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1)           the title of the Securities of the series (which shall distinguish the Securities of the series from the Securities of all other series);

(2)           if there is to be a limit, the limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.8, 2.9, 2.13, 2.16, 5.7 or 9.5 and except for any Securities that, pursuant to Section 2.4 or 2.16, are deemed never to have been authenticated and delivered hereunder); provided, however, that unless otherwise provided in the terms of the series, the authorized aggregate principal amount of such series may be increased before or after the issuance of any Securities of the series by a Board Resolution (or action pursuant to a Board Resolution) to such effect;

(3)           whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form, as Global Securities or otherwise, and, if so, whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.16, and the initial Depositary and Security Custodian, if any, for any Global Security or Securities of such series;

(4)           the manner in which any interest payable on a temporary Global Security on any Interest Payment Date will be paid if other than in the manner provided in Section 2.12;

(5)           the date or dates on which the principal of and premium (if any) on the Securities of the series is payable or the method of determination thereof;

(6)           the rate or rates, or the method of determination thereof, at which the Securities of the series shall bear interest, if any, whether and under what circumstances Additional Amounts with respect to such Securities shall be payable, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record date for the interest payable on any Securities on any Interest Payment Date, or if other than provided herein, the Person to whom any interest on Securities of the series shall be payable;

(7)           the place or places where, subject to the provisions of Section 3.3, the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series shall be payable;

(8)           the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, and the manner in which the Company must exercise any such option, if different from those set forth herein;

(9)           whether Securities of the series are entitled to the benefits of any Securities Guarantee of any Guarantor pursuant to this Indenture, the identity of any such Guarantors at the time of initial issuance of the Securities of such series, whether Notations of Guarantees are to be included on such Securities and any terms of such Securities Guarantee with respect to the Securities of the series in addition to those set forth in Article XI, or any exceptions to or changes to those set forth in Article XI;

(10)         the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid in whole or in part pursuant to such obligation;

(11)         if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denomination in which any Securities of that series shall be issuable;

(12)         if other than Dollars, the currency or currencies (including composite currencies) or the form, including equity securities, other debt securities (including Securities), warrants or any other securities or property of the Company, any Guarantor or any other Person, in which payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series shall be payable;

(13)         if the principal of, premium (if any) or interest on or any Additional Amounts with respect to the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies

(including composite currencies) other than that in which the Securities are stated to be payable, the currency or currencies (including composite currencies) in which payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(14)         if the amount of payments of principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts shall be determined;

(15)         if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.2;

(16)         any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Securities of the series and the related Securities Guarantees, if any, pursuant to Article VIII or any modifications of or deletions from such conditions or limitations;

(17)         any deletions or modifications of or additions to the Events of Default set forth in Section 6.1 or covenants of the Company or any Guarantor set forth in Article III pertaining to the Securities of the series;

(18)         any restrictions or other provisions with respect to the transfer or exchange of Securities of the series, which may amend, supplement, modify or supersede those contained in this Article II;

(19)         if the Securities of the series are to be convertible into or exchangeable for capital stock, other debt securities (including Securities), warrants, other equity securities or any other securities or property of the Company, any Guarantor or any other Person, at the option of the Company or the Holder or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange;

(20)         if applicable, that the Securities of the series, in whole or any specified part, shall not be defeasible pursuant to Section 8.2 or Section 8.3 or both such Sections, and, if such Securities may be defeased, in whole or in part, pursuant to either or both such Sections, any provisions to permit a pledge of obligations other than Government Securities (or the establishment of other arrangements) to satisfy the requirements of Section 8.4(1) for defeasance of such Securities and, if other than by a Board Resolution of the Company, the manner in which any election by the Company to defease such Securities shall be evidenced;

(21)         any modifications to, or qualifications contemplated by, the definition of “Designated Senior Debt,” any modifications to the definition of “Senior Debt” of the Company or any modifications to Article X or the other provisions regarding subordination with respect to the Securities of that series; and

(22)         any other terms of the series (which terms shall not be prohibited by the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.3) set forth, or determined in the manner provided, in the Officers’ Certificate or Company Order referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action, together with such Board Resolution, shall be set forth in an Officers’ Certificate or certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or Company Order setting forth the terms of the series.

The Securities shall be subordinated in right of payment to Senior Debt of the Company as provided in Article X and/or as specified as contemplated pursuant to this Section 2.1.

Section 2.2.            Denominations.  The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 2.1.  In the absence of any such provisions with respect to the Securities of any series, the Securities of such series denominated in Dollars shall be issuable in denominations of $2,000 and any integral multiples of $1,000 thereof.

Section 2.3.            Forms Generally.  The Securities of each series shall be in fully registered form and in substantially such form or forms (including temporary or permanent global form) established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto.  The Securities may have notations, legends or endorsements required by law, securities exchange rule, the Company’s certificate of incorporation, bylaws or other similar governing documents, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  A copy of the Board Resolution establishing the form or forms of Securities of any series shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 2.4 for the authentication and delivery of such Securities.

The definitive Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution thereof.

The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

, as Trustee

By:
Authorized Signatory”

Section 2.4.            Execution, Authentication, Delivery and Dating.  Two Officers of the Company shall sign the Securities on behalf of the Company and, with respect to any related Securities Guarantees, Notations of Guarantee as to which are to be endorsed on such Securities, an Officer of each Guarantor shall sign the Notation of Guarantee on behalf of such Guarantor, in each case by manual or facsimile signature.

If an Officer of the Company or a Guarantor whose signature is on a Security no longer holds that office at the time the Security or the Notation of Guarantee, as the case may be, is authenticated, the Security or Notation of Guarantee shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or any related Securities Guarantees or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture.  Notwithstanding the foregoing, if any Security has been authenticated and delivered hereunder but never issued and sold by the Company, and the Company delivers such Security to the Trustee for cancellation as provided in Section 2.11, together with a written statement (which need not comply with Section 13.5 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture or the related Securities Guarantees.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company (and, if applicable, the Notation of Guarantee for such series executed by each Guarantor with respect to such series) to the Trustee for authentication, and the Trustee shall authenticate and deliver such Securities for original issue upon a Company Order for the authentication and delivery of such Securities or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Company Order. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the name or names of the initial Holder or Holders and any other terms of the Securities of such series not otherwise determined. If provided for in such procedures, such Company Order may authorize (1) authentication and delivery of Securities of such series for original issue from time to time, with certain terms (including, without limitation, the Maturity dates or dates, original issue date or dates and interest rate or rates) that differ from Security to Security and (2) may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing.

If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Section 2.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive (in addition to the Company Order referred to above and the other documents required by Section 13.4), and (subject to Section 7.1) shall be fully protected in conclusively relying upon:

(a)                                  an Officers’ Certificate of the Company setting forth the Board Resolution and, if applicable, an appropriate record of any action taken pursuant thereto, as contemplated by the last paragraph of Section 2.1; and

(b)                                 an Opinion of Counsel to the effect that:

(i)                                     the form of such Securities has been established in conformity with the provisions of this Indenture;

(ii)                                  the terms of such Securities have been established in conformity with the provisions of this Indenture;

(iii)                               that such Securities and the related Securities Guarantees, if any, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors, respectively, in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws in effect from time to time affecting the rights of creditors generally, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(iv)                              that all laws and requirements in respect of the execution and delivery by the Company of such Securities have been complied with;

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers’ Certificate and Opinion of Counsel at the time of issuance of each such Security, but such Officers’ Certificate and Opinion of Counsel shall be delivered at or before the time of issuance of the first Security of the series to be issued.

The Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture would affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner not reasonably acceptable to the Trustee.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, any such authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this

Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Guarantor or an Affiliate of the Company or any Guarantor.

Each Security shall be dated the date of its authentication.

Section 2.5.            Registrar and Paying Agent.  The Company shall maintain an office or agency for each series of Securities where Securities of such series may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities of such series may be presented for payment (the “Paying Agent”).  The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the United States of America.  The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Securities Register”).  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of each such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.  The Company or any of its Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

Section 2.6.            Paying Agent to Hold Money in Trust.  By no later than 11:00 a.m. (New York City time) on the date on which any amount or Additional Amounts, if any, in respect of any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such amount or Additional Amounts, if any, when due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of the applicable Holders or the Trustee all money held by such Paying Agent for the payment of such amount and Additional Amounts, if any, on the applicable Securities and shall notify the Trustee in writing of any default by the Company or any Guarantor in making any such payment.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.6, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee.  Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.7.            Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar with respect to a series of Securities, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date with respect to such series of Securities and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of such series.

Section 2.8.            Transfer and Exchange.  Except as set forth in Section 2.16 or as may be provided pursuant to Section 2.1, when Securities of any series are presented to the Registrar with the request to register the transfer of those Securities or to exchange those Securities for an equal principal amount of Securities of the same series of like tenor and of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements and the requirements of this Indenture for those transactions are met; provided, however, that the Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing, on which instruction the Registrar can rely.

To permit registrations of transfers and exchanges, the Company shall execute Securities (and, if applicable, each Guarantor with respect to such series shall execute the Notation of Guarantee for such series) and the Trustee shall authenticate such Securities at the Registrar’s written request and submission of the Securities (other than Global Securities).  No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable on exchanges pursuant to Section 2.13, 5.7 or 9.5).  The Trustee shall authenticate Securities in accordance with the provisions of Section 2.4.  Notwithstanding any other provisions of this Indenture to the contrary, the Company shall not be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part pursuant to Article V, except the unredeemed portion of any Security being redeemed in part or (b) any Security during the period beginning 15 Business Days before the mailing of notice of any offer to repurchase Securities of the series required pursuant to the terms thereof or of redemption of Securities of a series to be redeemed and ending at the close of business on the date of mailing.

Section 2.9.            Mutilated, Destroyed, Lost or Wrongfully Taken Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security with respect to such series if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee.  Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the

Company shall execute and, upon a Company Order, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or wrongfully taken Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security of such series, pay such Security.

Upon the issuance of any new Security under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or wrongfully taken Security shall constitute an original additional contractual obligation of the Company, any Guarantor (if applicable) and any other obligor upon the Securities of such series, whether or not the mutilated, destroyed, lost or wrongfully taken Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

Section 2.10.          Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.9 and those described in this Section 2.10 as not outstanding.  A Security ceases to be outstanding in the event the Company or a Subsidiary of the Company holds the Security, provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 13.6 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

If a Security is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all amounts and Additional Amounts, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.11.          Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Securities in accordance with its internal policies (subject to the record retention requirements of the Exchange Act), and certification of their cancellation shall be delivered to the Company promptly upon receipt by the Trustee of a Company Request.  The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

Section 2.12.          Payment of Interest; Defaulted Interest.  Unless otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, interest and Additional Amounts, if any, on any Security of such series which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.8.

Unless otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, any interest and Additional Amounts, if any, on any Security of such series which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate provided for in the Securities therefor (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.2, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.12, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest and Additional Amounts, if any, each as accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.13.          Temporary Securities.  Until definitive Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities of such series.  Temporary Securities shall be substantially in the form of definitive Securities, but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.14.          Persons Deemed Owners.  The Company, any Guarantors, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of that Security for the purpose of receiving payments of principal of, premium (if any) or interest on, or any Additional Amounts with respect to, that Security and for all other purposes.  None of the Company, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

Section 2.15.          Computation of Interest.  Except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.16.          Global Securities; Book-Entry Provisions.  If Securities of a series are issuable in global form as a Global Security, as contemplated by Section 2.1, then, notwithstanding clause (11) of Section 2.1 and the provisions of Section 2.2, any such Global Security shall represent those of the outstanding Securities of that series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities of that series from time to time endorsed thereon and that the aggregate amount of outstanding Securities of that series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers or redemptions.  Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Securities of that series represented thereby shall be made by the Trustee (i) in such manner and upon instructions given by such Person or Persons as shall be specified in that Security or in a Company Order to be delivered to the Trustee pursuant to Section 2.4 or (ii) otherwise in accordance with written instructions or such other written form of instructions as is customary for the Depositary for that Security, from that Depositary or its nominee on behalf of any Person having a beneficial interest in that Global Security.  Subject to the provisions of Section 2.4 and, if applicable, Section 2.13, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified in that Security or in the applicable Company Order.  With respect to the Securities of any series that are represented by a Global Security, the Company and any Guarantors authorize the execution and delivery by the Trustee of a letter of representations or other similar agreement or instrument in the form customarily provided for by the Depositary appointed with respect to that Global Security.  Any Global Security may be deposited with the Depositary or its nominee, or may remain in the custody of the Trustee or the Security Custodian therefor pursuant to a FAST Balance Certificate Agreement or similar agreement between the Trustee and the Depositary.  If a Company Order has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 12.5 and need not be accompanied by an Opinion of Counsel.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee or the Security Custodian as its custodian, or under that Global Security, and the Depositary may be treated by the Company, any Guarantor, the Trustee or the Security Custodian and any agent of the Company, any Guarantor, the Trustee or the Security Custodian as the absolute owner of that Global Security for all purposes whatsoever.  Notwithstanding the foregoing, (i) the registered holder of a Global Security of any series may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder of Securities of that series is entitled to take under this Indenture or the Securities of that series and (ii) nothing herein shall prevent the Company, any Guarantor, the Trustee or the Security Custodian or any agent of the Company, any Guarantor, the Trustee, or the Security Custodian from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

Notwithstanding Section 2.8, and except as otherwise provided pursuant to Section 2.1, transfers of a Global Security shall be limited to transfers of that Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees.  Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary.  Securities of any series shall be transferred to all beneficial owners of a Global Security of that series in exchange for their beneficial interests in that Global Security if, and only if, either (1) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as depositary, and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice, (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of definitive Securities or (3) a Default or Event of Default has occurred and is continuing with respect to the Securities.

In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to this Section 2.16, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute and, if applicable, each Guarantor with respect to such series shall execute the Notation of Guarantee relating to such Global Security, if any, and the Trustee on receipt of a Company Order for the authentication and delivery of Securities shall authenticate and deliver, one or more Securities of the same series of like tenor and amount.

In connection with the transfer of all the beneficial interests in a Global Security of any series to beneficial owners pursuant to this Section 2.16, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each  beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Securities of that series of authorized denominations.

Neither the Company, any Guarantor nor the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to those Securities, or for any other actions taken or not taken by the Depositary.  Neither the Company, any Guarantor or the Trustee shall be liable for any delay by the related Global Security Holder or the Depositary in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from that Global Security Holder or the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued).

The provisions of the last sentence of the third paragraph of Section 2.4 shall apply to any Global Security if that Global Security was never issued and sold by the Company and the Company or a Guarantor delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 13.5 and need not be accompanied by an Opinion of Counsel) with regard to the cancellation or reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of the third paragraph of Section 2.4.

Notwithstanding the provisions of Sections 2.3 and 2.12, unless otherwise specified as contemplated by Section 2.1 with respect to Securities of any series, payment of principal of and premium (if any) and interest on and any Additional Amounts with respect to any Global Security shall be made to the Person or Persons specified therein.

Section 2.17.          CUSIP Numbers, Etc.  The Company in issuing the Securities of any series may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP, ISIN and Common Code numbers in notices of redemption as a convenience to Holders of Securities of such series; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP, ISIN and Common Code numbers.

Section 2.18.          Original Issue Discount and Foreign-Currency Denominated Securities.  In determining whether the Holders of the required principal amount of outstanding Securities have concurred in any direction, amendment, supplement, waiver or consent, unless otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, (a) the principal amount of an Original Issue Discount Security of such series shall be the principal amount thereof that would be due and payable as of the date of that determination upon acceleration of the Maturity thereof pursuant to Section 6.2, and (b) the principal amount of a Security of such series denominated in a foreign currency shall be the Dollar equivalent, as determined by the Company by reference to the noon buying rate in The City of New York for cable transfers for that currency, as that rate is certified for customs purposes by the Federal Reserve Bank of New York (the “Exchange Rate”) on the date of original issuance of that Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent, as determined by the Company by reference to the Exchange Rate on the date of original issuance of that Security, of the amount determined as provided in (a) above), of that Security.

ARTICLE III

Covenants

Section 3.1.            Payment of Securities.  The Company shall promptly pay the principal of, premium, if any, on, and interest and Additional Amounts, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal, premium and interest and Additional Amounts, if any, then due and the Trustee or Paying Agent, as the case may be, is not prohibited from paying money to the Holders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

Section 3.2.            Reports.  So long as the Securities of any series are outstanding, the Company shall:

(1)           furnish to the Trustee, within 15 days after the Company files the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, that any such information, document or report filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system or any successor thereto shall be deemed to be filed with the Trustee; and

(2)           comply with the other provisions of TIA § 314(a).

Section 3.3.            Maintenance of Office or Agency.  The Company will maintain in the United States of America an office or agency for any series of Securities where such Securities may be presented or surrendered for payment, where, if applicable, the Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.  The principal corporate trust office of the Trustee at the address of the Trustee specified in Section 13.2 hereof (the “Corporate Trust Office”) shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes.  The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 3.4.            Corporate Existence.  Subject to Article IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.  This Section 3.4 shall not prohibit or restrict the Company from converting into a different form of legal entity.

Section 3.5.            Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate, one of the signatories of which shall be the principal executive officer, the principal financial officer or principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period.  If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.  The Company also shall comply with TIA § 314(a)(4).

Section 3.6.            Statement by Officers as to Default.  So long as Securities of any series are outstanding, the Company shall deliver to the Trustee, as soon as possible and in any event within 5 Business Days after the Company becomes aware of the occurrence of any Event of Default or Default with respect to that series an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Company is taking or proposes to take in respect thereof.

Section 3.7.            Additional Amounts.  If the Securities of a series expressly provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of that series Additional Amounts as expressly provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received from the sale or exchange of any Security of any series, that mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 3.7 to the extent that, in that context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 3.7, and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where that express mention is not made.

Unless otherwise provided pursuant to Section 2.1 with respect to Securities of any series, if the Securities of a series provide for the payment of Additional Amounts, at least ten days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least ten days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company shall furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether that payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then that Officers’ Certificate shall specify by country the amount, if any, required to be withheld on those payments to those Holders of Securities, and the Company will pay to that Paying Agent the Additional Amounts required by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for and to hold them harmless against any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 3.7.

Section 3.8.            Calculation of Original Issue Discount.  If the Securities are issued with original issue discount, the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE IV

Successors

Section 4.1.            Merger, Consolidation or Sale of Assets.  The Company shall not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, (excluding any assignment solely as collateral for security purposes under a credit facility but not any outright assignment upon the foreclosure of any such collateral), convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person or Persons in a single transaction or through a series of related transactions, unless:

(1)           the Company shall be the successor or continuing Person or, if the Company is not the successor or continuing Person, the resulting, surviving or transferee Person (the “Surviving Entity”) is a company organized and existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes all of the Company’s obligations under the Securities and this Indenture pursuant to a supplement hereto executed and delivered to the Trustee;

(2)           immediately after giving effect to such transaction or series of related transactions, no Event of Default has occurred and is continuing; and

(3)           the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that the transaction or series of related transactions and any supplement hereto complies with the terms of this Indenture.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of its assets occurs in accordance with the terms hereof, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company. The Company shall (except in the case of a lease) be discharged from all obligations and covenants under this Indenture and any Securities issued hereunder, and may be liquidated and dissolved. Notwithstanding the foregoing, the Company may merge or consolidate into or with, or directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all of its assets, to any Guarantor.

ARTICLE V

Redemption of Securities

Section 5.1.            Applicability of Article.  Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and (except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series) this Article V.

Section 5.2.            Election to Redeem; Notice to Trustee.  In case of any redemption of any series of Securities at the election of the Company, the Company shall, upon not later than the earlier of the date that is 45 days prior to the Redemption Date fixed by the Company or the date on which notice is given to the Holders (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities of such series to be redeemed pursuant to Section 5.3.

Section 5.3.            Selection by Trustee of Securities to Be Redeemed.  If fewer than all of the Securities of any series are to be redeemed at any time, the Trustee will, subject to applicable law, select Securities of any series for redemption as follows:

(1)           if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities are listed; or

(2)           if the Securities are not listed on any national securities exchange, in accordance with the procedures of DTC.

Section 5.4.            Notice of Redemption.  Notice of redemption shall be given in the manner provided for in Section 12.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if such notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture.  Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent.  The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice at the Company’s expense and setting forth the information to be stated in such notice as provided in the following items.

All notices of redemption shall state:

(1)           the Redemption Date;

(2)           the redemption price and the amount of accrued interest and Additional Amounts, if any, to the Redemption Date payable as provided in Section 5.6;

(3)           if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(4)           in case any Securities are is to be redeemed in part only, the notice which relates to such Securities shall state that on and after the Redemption Date, upon surrender of such Securities, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(5)           that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.6) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest and Additional Amounts, if any, on Securities (or the portions thereof) called for redemption will cease to accrue on and after said date;

(6)           the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any;

(7)           the name and address of the Paying Agent;

(8)           that Securities called for redemption (other than a Global Note) must be surrendered to the Paying Agent to collect the redemption price;

(9)           the CUSIP, ISIN or Common Code number, and that no representation is made as to the accuracy or correctness of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Securities; and

(10)         the section of this Indenture and the paragraph of the Securities pursuant to which the Securities are to be redeemed.

Any redemption and notice thereof pursuant to this Indenture may, in the Company’s discretion, be subject to the satisfaction of one or more conditions.

Section 5.5.            Deposit of Redemption Price.  Not later than 11:00 a.m. New York time on the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.6) an amount of money sufficient to pay the redemption price of, and accrued interest and Additional Amounts, if any, on, all the Securities which are to be redeemed on that date.

Section 5.6.            Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, unless the notice of redemption is subject to one or more conditions precedent which have not been satisfied, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest and Additional Amounts, if any) such Securities shall cease to bear interest and Additional Amounts, if any.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued and unpaid interest and Additional Amounts, if any, to the Redemption

Date (subject to the rights of Holders of record on the relevant record date to receive interest and Additional Amounts, if any, due on an interest payment date that is on or prior to the Redemption Date).

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest and Additional Amounts, if any, from the Redemption Date at the rate borne by the Securities.

Section 5.7.            Securities Redeemed in Part.  Any Security which is to be redeemed only in part (pursuant to the provisions of this Article V) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 2.5 (with, if the Company or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and, if applicable, each Guarantor with respect to such series shall execute the Notation of Guarantee relating to such Security, if any, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided that each such new Security will be in a principal amount of $1,000 or integral multiple thereof.  No Securities of $1,000 or less may be redeemed in part.

ARTICLE VI

Defaults and Remedies

Section 6.1.            Events of Default.  Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution, Officers’ Certificate or Company Order establishing such series of Securities or in the form of Security for such series, an “Event of Default,” wherever used herein with respect to Securities of any series, occurs if:

(1)           the Company defaults in the payment of any installment of interest on or Additional Amounts, if any, with respect to any Security of that series under this Indenture when due, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of this Indenture;

(2)           the Company defaults in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Securities of that series, whether or not such payment is prohibited by the subordination provisions of this Indenture;

(3)           the Company fails to comply with the provisions of Section 4.1 hereof;

(4)           the Company fails for 90 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that series issued under this Indenture to comply with any of the other covenants or agreements in this Indenture applicable to the Securities of that series or in the Securities of that series;

(5)           there occurs an event of default under the terms of any indenture or instrument for borrowed money under which the Company or any Material Subsidiary of the Company has outstanding an aggregate principal amount of at least $75,000,000, which event of default results in an acceleration of the payment of all or a portion of such indebtedness for money borrowed (which acceleration is not rescinded or annulled within 30 days after notice of such acceleration);

(6)           the Company fails to deposit any sinking fund payment, when due, in respect of any Security of that series;

(7)           (a) any Securities Guarantee of that series shall be held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of this Indenture) or (b) any Guarantor of that series, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Securities Guarantee (except pursuant to the release or termination of such Securities Guarantee in accordance with this Indenture); and

(8)           (a) the Company or any Material Subsidiary:

(i)                                     commences a voluntary case or proceeding;

(ii)                                  consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding;

(iii)                               consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)                              makes a general assignment for the benefit of its creditors; or

(v)                                 consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

or takes any comparable action under any foreign laws relating to insolvency; or

(b)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or any Material Subsidiary;

(ii)                                  appoints a Custodian of the Company or any Material Subsidiary; or

(iii)                               orders the winding up or liquidation of the Company or any Material Subsidiary;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 90 days.

Section 6.2.            Acceleration.  Except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of such series, if any Event of Default with respect to any Securities of such series at the time outstanding (other than those of the type described in clause (8) of Section 6.1) occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 25% in aggregate principal amount of outstanding Securities of such series shall, declare the principal of all the Securities of that series, together with all accrued and unpaid interest and Additional Amounts, if any, and premium, if any, to be due and payable immediately by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration, and the same shall become immediately due and payable.

Except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, in the case of an Event of Default with respect to such series specified in clause (7) of Section 6.1 hereof, all outstanding Securities of such series shall become due and payable immediately without further action or notice by the Trustee or the Holders.  Holders may not enforce this Indenture or the Securities except as provided in this Indenture.

Except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, at any time after a declaration of acceleration with respect to the Securities of such series, the Holders of a majority in principal amount of the Securities of that series then outstanding (by written notice to the Trustee) may, on behalf of the Holders of all the Securities of that series, rescind and cancel such declaration and its consequences if:

(1)           the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(2)           all existing Defaults and Events of Default with respect to Securities of that series have been cured or waived except nonpayment of principal of or interest on the Securities of that series that has become due solely by reason of such declaration of acceleration;

(3)           to the extent the payment of such interest is lawful, interest (at the same rate specified in the Securities of such series) on overdue installments of interest and Additional Amounts, if any, and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

(4)           the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

(5)           in the event of the cure or waiver of an Event of Default of the type described in clause (8) of Section 6.1, the Trustee has received an Officers’

Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

Section 6.3.            Other Remedies.  If an Event of Default with respect to any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (or premium, if any) or interest or Additional Amounts, if any, on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture with respect to such series.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 6.4.            Waiver of Past Defaults. Except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, the Holders of a majority in principal amount of the then outstanding Securities of such series by written notice to the Trustee may, on behalf of the Holders of all the Securities of such series, (a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities of such series), an existing Default or Event of Default, with respect to such series and its consequences or compliance with any provisions except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest or Additional Amounts, if any, on a Security of such series or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected and (b) rescind any such acceleration with respect to the Securities of such series and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.  When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.5.            Control by Majority.  With respect to Securities of any series, the Holders of a majority in principal amount of the outstanding Securities of such series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of the other Holders or would involve the Trustee in personal liability.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.6.            Limitation on Suits.  Subject to Section 6.7, a Holder of a Security of any series may not pursue any remedy with respect to this Indenture or the Securities of such series or any related Securities Guarantees unless:

(1)           such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing with respect to such series;

(2)           Holders of at least 25% in aggregate principal amount of the outstanding Securities of such series have requested in writing that the Trustee pursue the remedy;

(3)           such Holders have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)           the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)           the Holders of a majority in principal amount of the outstanding Securities of such series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.7.            Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, premium (if any) or interest or Additional Amounts, if any, when due on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8.            Collection Suit by Trustee.  If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing with respect to Securities of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) with respect to such series and the amounts provided for in Section 7.7.

Section 6.9.            Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.          Priorities.  If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 7.7;

SECOND:  to Holders for amounts due and unpaid on the Securities in respect of which or for the benefit of which such money has been collected, for principal, premium, if any, and interest and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest and Additional Amounts, if any, respectively; and

THIRD:  to the Company or any Guarantors or to such other party as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11.          Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities of any series.

ARTICLE VII

Trustee

Section 7.1.            Duties of Trustee.  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security against loss, liability or expense satisfactory to the Trustee in its sole discretion.

(b)           Except during the continuance of an Event of Default with respect to the Securities of any series:

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)            Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

(i)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(j)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.2.            Rights of Trustee.  Subject to Section 7.1:

(a)           The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate and/or Opinion of Counsel.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee is not required to make any inquiry or investigation into facts or matters stated in any document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent, in which case the Company shall be responsible for the reasonable expenses of such investigation.

(g)           The Trustee is not required to take notice and shall not be deemed to have notice of any Default or Event of Default hereunder with respect to any series of Securities, unless a Trust Officer of the Trustee has actual knowledge thereof or has received notice in writing of such Default or Event of Default from the Company or the Holders of at least 25% in aggregate principal amount of the Securities of such series then outstanding and such notice references the Securities and this Indenture, and in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(h)           The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(i)            In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Securities, each representing less than the aggregate principal amount of Securities outstanding required to take any action thereunder, the Trustee, in its sole discretion may determine what action, if any, shall be taken.

(j)            The Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee’s officers, directors, agents, attorneys and employees and to the Trustee in each of its capacities hereunder.  Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the discharge of this Indenture and final payments of the Securities.

(k)           The permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(l)            The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

(m)          Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(n)           In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o)           The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.3.            Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4.            Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.5.            Notice of Defaults.  If a Default or Event of Default with respect to the Securities of any series occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder of a Security of such series notice of the Default or Event of Default within the later of 30 days after obtaining such knowledge and 90 days after it occurs, unless the Default was already cured or waived.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Additional Amounts, if any, on any Security of any series, the Trustee may withhold the notice if it in good faith determines that withholding the notice is in the interests of Holders of such series.

Section 7.6.            Reports by Trustee to Holders.  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture and for so long as the Securities of any series remain outstanding, the Trustee shall mail to each Holder of Securities of such series a brief report dated as of such reporting date that complies with TIA § 313(a).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports required by TIA § 313(c).

A copy of each report at the time of its mailing to Holders of Securities of any series shall be filed with the SEC and each stock exchange (if any) on which the Securities of such series are listed.  The Company agrees to notify promptly the Trustee in writing whenever the Securities of any series become listed on any stock exchange and of any delisting thereof.

Section 7.7.            Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall indemnify the Trustee against any and all losses, liabilities, damages, claims, penalties, fines or expenses (including reasonable attorneys’ and agents’ fees and expenses) (for purposes of this Section 7.7, “losses”) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise), except to the extent such losses may be attributable to its negligence or willful misconduct as determined by a court of competent jurisdiction.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense.  The Company shall not be under any obligation to pay for any written settlement without its consent, which consent shall not be unreasonably delayed, conditioned or withheld.  The Company need not reimburse any expense incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.

To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, interest and Additional Amounts, if any, on particular Securities.

The Company’s payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Securities.  When the Trustee incurs expenses after the occurrence of a Default specified in clause (8) of Section 6.1 with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.            Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding

Securities of any series may remove the Trustee with respect to the Securities of such series by so notifying the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10;

(2)           the Trustee is adjudged bankrupt or insolvent;

(3)           a receiver or other public officer takes charge of the Trustee or its property; or

(4)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the then outstanding Securities of any series and such Holders of such series do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee with respect to such series.

If a successor Trustee with respect to Securities of any series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the then outstanding Securities of such series may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of such series.

If the Trustee with respect to the Securities of a series fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Holder who has been a bona fide Holder of a Security of such series for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series.

In case of the appointment of a successor Trustee with respect to all Securities, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, to the Company and to any Guarantors.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, power and duties of the retiring Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

In case of the appointment of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, any Guarantors, the retiring Trustee and each successor Trustee with respect to the Securities of one or more (but not all) series shall execute and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and that (1) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.  Nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.  Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.  On request of the Company or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property held by such retiring Trustee as Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.  Such retiring Trustees shall, however, have the right to deduct its unpaid fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

So long as no Event of Default, or no event which is, or after notice or lapse of time, or both, would become, an Event of Default, shall have occurred and be continuing, and except with respect to a Trustee appointed by the act of the Holders of a majority in principal amount of then outstanding Securities of any series, if the Company shall have delivered to the Trustee (1) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (2) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee, then the Trustee shall be deemed removed, the successor Trustee shall be deemed to have been appointed by the Company and such appointment shall be deemed to have been accepted as contemplated, all as of such date, and all other provisions of this Section 7.8 shall be applicable to such removal, appointment and acceptance except to the extent inconsistent with this subsection.

Section 7.9.            Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.  The predecessor Trustee shall have no liability for any action or inaction by any successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture.

Section 7.10.          Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least

$50.0 million as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11.          Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

Legal Defeasance and Covenant Defeasance

Section 8.1.            Option to Effect Legal Defeasance or Covenant Defeasance.  Unless otherwise designated pursuant to Section 2.1(20), the Securities of any series shall be subject to defeasance or covenant defeasance pursuant to Section 8.2 or 8.3, in accordance with any applicable requirements provided pursuant to Section 2.1 and upon compliance with the conditions set forth in this Article VIII.  The Company may, at its option and at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Securities of any series so subject to defeasance or covenant defeasance. Any such election shall be evidenced by a Board Resolution of the Company or in another manner specified as contemplated by Section 2.1 for such Securities.

Section 8.2.            Legal Defeasance and Discharge.  Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2 with respect to Securities of any series, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its Obligations with respect to all outstanding Securities of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor, if applicable, shall be released and relieved from all of its Obligations under its Securities Guarantee with respect to such series.  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities with respect to such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) through (e) below, and to have satisfied all its other obligations under the Securities with respect to such series and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Securities with respect to such series to receive, solely from the trust fund described in Sections 8.4 and 8.5 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Additional Amounts, if any, on such Securities when such payments are due, (b) the Company’s Obligations with respect to such Securities under Article II and Sections 3.1 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and any Guarantors’ obligations in connection therewith, (d) the optional redemption provisions, if any, with respect to such Securities, and (e) this Article VIII.  If the Company exercises under Section 8.1 hereof the option applicable to this Section 8.2, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, payment of the Securities with respect to such series may not be accelerated because of an Event of Default.  Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3.            Covenant Defeasance.  Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3 with respect to Securities of any series, the Company shall, with respect to such series of Securities, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 3.2 and 3.3, with respect to the outstanding Securities of such series on and after the date the conditions set forth in Section 8.4 hereof are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor, if applicable, shall be released from all of its obligations under its Securities Guarantee with respect to such series of Securities, and the Securities of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of such series (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of such series, the Company and any Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.  If the Company exercises under Section 8.1 hereof the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, payment of the Securities of such series may not be accelerated because of an Event of Default specified in clauses (4) (with respect to Sections 3.2 and 3.3), (6) and (7) of such Section 6.1.

Section 8.4.            Conditions to Legal or Covenant Defeasance.  The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Securities of any series.

In order to exercise Legal Defeasance or Covenant Defeasance with respect to the Securities of any series:

(1)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars, and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and Additional Amounts, if any, and premium, if any, on the outstanding Securities of such series on the stated date for payment or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities of such series are being defeased to such stated date for payment or to a particular Redemption Date;

(2)           in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that: (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that Holders of the outstanding Securities of such series shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default has occurred and be continuing with respect to the Securities of such series on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)           the Company must deliver to the Trustee an Officers’ Certificate stating that such deposit was not made by the Company with the intent of preferring the Holders of Securities of such series over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)           the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.5.            Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 8.6 hereof, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee), collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of Securities of such series of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Amounts, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of such series.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under clause (1) of Section 8.4 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.            Repayment to Company.  Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, on, or interest or Additional Amounts, if any, on, any Security of any series and remaining unclaimed for one year after such principal, premium, if any, or interest or Additional Amounts, if any, has become due and payable shall be paid to the Company on its request (unless an abandoned property law designates another Person) or (if then held by the Company) shall be discharged from such trust; and such Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as Trustee thereof, shall thereupon cease.

Section 8.7.            Reinstatement.  If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.2, 8.3 or 8.5 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.4 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.2, 8.3 or 8.5 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, on, or interest or Additional Amounts, if any, on, any Security of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such series to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

Section 9.1.            Without Consent of Holders. Except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, the Company, any Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Securities Guarantees without notice to or consent of any Holder:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)           to establish the form or terms of Securities of any series as permitted by Section 2.1;

(4)           to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Securities of any series and Securities Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s properties or assets, as applicable;

(5)           to comply with requirements of the SEC in order to maintain the qualification of this Indenture under the Trust Indenture Act;

(6)           to make any change that would provide any additional rights or benefits to the Holders of Securities of any series and Securities Guarantees or that does not adversely affect the legal rights under this Indenture of any such Holder;

(7)           to add to the covenants of the Company or any Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company or any Guarantor;

(8)           to add any additional Events of Default with respect to all or any series of the Securities (and, if any such Event of Default is applicable to less than all series of Securities, specifying the series to which such Event of Default is applicable);

(9)           to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

(10)         to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 8.1; provided, however, that any such action shall not adversely affect the interest of the Holders of Securities of such series or any other series of Securities in any material respect;

(11)         to add any Guarantor with respect to the Securities of any series by executing a supplemental indenture and/or a Securities Guarantee with respect to such series, or release Securities Guarantees of any series, in each case pursuant to the terms of this Indenture;

(12)         to secure the Securities of any series;

(13)         to evidence and provide for the acceptance under this Indenture of a successor trustee; or

(14)         to conform the text of this Indenture or any Securities to the description thereof in any prospectus or prospectus supplement of the Company with respect to the offer and sale of Securities of any series, to the extent that such provision is inconsistent with a provision of this Indenture or the Securities, as provided in an Officers’ Certificate.

After an amendment under this Indenture becomes effective, the Company is required to mail to the Holders of each Security affected thereby a notice briefly describing such amendment.  However, the failure to give such notice to all the Holders of each Security affected thereof, or any defect therein, will not impair or affect the validity of the amendment or supplemental indenture under this Section 9.1.

Section 9.2.            With Consent of Holders.  Except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, except as provided below in this Section 9.2, the Company, any Guarantors and the Trustee may amend or supplement this Indenture with the consent (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Securities) of the Holders of a majority in principal amount of the then outstanding Securities of each series affected by such amendment or supplement (acting as separate classes).

Upon the request of the Company, accompanied by a Board Resolution, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.5, the Trustee shall, subject to Section 9.6, join with the Company and any Guarantors in the execution of such amendment or supplemental indenture.

Except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, the Holders of a majority in principal amount of the then outstanding Securities of one or more series or of all series affected by such waiver (acting as separate classes) may waive compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture with respect to Securities of such series (including waivers obtained in connection with a purchase of, or a tender offer or exchange offer for, Securities of such series).

However, except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting Holder):

(1)           reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption or repurchase of the Securities;

(3)           reduce the rate of or change the time for payment of interest, including default interest on any Security;

(4)           waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Amounts, if any, on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration);

(5)           make any Security payable in currency other than that stated in the Securities;

(6)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, or interest or premium, if any, on the Securities (other than as permitted in clause (7) below);

(7)           waive a redemption payment with respect to any Security;

(8)           impair the right of a Holder of Securities to institute suit for the enforcement of any payment on the Securities;

(9)           release any Guarantor from any of its obligations under its Securities Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(10)         modify the provisions of this Indenture with respect to the subordination of any Security in a manner adverse to the Holder thereof; or

(11)         make any change in the preceding amendment, supplement and waiver provisions.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance of the proposed amendment.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of any other series.

A consent to any amendment or waiver under this Indenture by any Holder of the Securities given in connection with a tender of such Holder’s Securities will not be rendered invalid by such tender.  After an amendment under this Section becomes effective, the Company shall mail to Holders of each Security affected thereby a notice briefly describing such amendment. The failure to give such notice to all Holders of each Security affected thereby, or any defect therein, shall not impair or affect the validity of an amendment, supplemental indenture or waiver under this Section 9.2.

Section 9.3.            Compliance with Trust Indenture Act.  Every amendment or supplement to this Indenture or the Securities shall comply with the Trust Indenture Act of 1939 as then in effect.

Section 9.4.            Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Security shall be in writing and bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective with respect to a series of Securities, it shall bind every Holder of Securities of such series.

For purposes of this Indenture, the written consent of the Holder of a Global Security shall be deemed to include any consent delivered by an Agent Member by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, DTC.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. The Trustee may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities of any series entitled to join in the giving, making or taking of (i) any notice permit to Section 6.1(4) or otherwise of any Default, (ii) any declaration of acceleration pursuant to Section 6.2, (iii) any request to institute proceedings pursuant to Section 6.6(2), or (iv) any direction referred to in Section 6.5, in each case with respect to such series. If a record date is so fixed, then notwithstanding the second preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall become valid or effective more than 180 days after such record date.

Section 9.5.            Notation on or Exchange of Securities.  If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.6.            Trustee To Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall receive indemnity satisfactory to it and shall receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in conclusively relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture, that such amendment is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to customary exceptions, and that such amendment complies with the provisions hereof (including Section 9.3).

ARTICLE X

Subordination

Section 10.1.          Securities and Any Guarantees Subordinated to Senior Debt.  The Company, any Guarantors and each Holder of a Security of a series, by his or her acceptance thereof, agree that (a) the payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to each and all the Securities of such series and any related Guarantees and (b) any other payment in respect of the Securities of such series and any related Guarantees, including on account of the acquisition or redemption of Securities of such series by the Company or any Guarantors, as the case may be, is subordinated, to the extent and in the manner provided in this Article X, to the prior payment in full of all Senior Debt of the Company, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Debt of the Company.

Each Holder of a Security, by his or her acceptance thereof, acknowledges and agrees that the provisions of this Article X are, and are intended to be, an inducement and a consideration to all Persons who, in reliance on such provisions, become holders of, or continue to hold, Senior Debt of the Company, and such provisions are made for the benefit of the holders of Senior Debt of the Company, and those holders are made obligees hereunder, and any one or more of them may enforce such provisions.

Section 10.2.          No Payment on Securities in Certain Circumstances.

(a)           Unless otherwise specified with respect to Securities of a series as contemplated by Section 2.1, no payment shall be made by or on behalf of the Company or any Guarantors, as the case may be, on account of the principal of, premium (if any) or interest on or any Additional Amounts with respect to the Securities of any series or any related Guarantees or to acquire any of those Securities (including any repurchases of those Securities pursuant to the provisions thereof at the option of the Holder of those Securities) for cash or property (other than Junior securities of the Company), or on account of any redemption provisions of those Securities, in the event of default in payment of any principal of, premium (if any) or interest on any Senior Debt of the Company when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise (a “Payment Default”), unless and until that Payment Default has been cured or waived or otherwise has ceased to exist.

(b)           Unless otherwise specified with respect to Securities of a series as contemplated by Section 2.1, no payment shall be made by or on behalf of the Company or the Guarantors, as the case may be, on account of the principal of, premium (if any) or interest on or any Additional Amounts with respect to the Securities of any series or to acquire any of those Securities (including any repurchases of those Securities pursuant to the provisions thereof at the option of the Holder of those Securities) for cash or property (other than Junior securities of the Company), or on account of the redemption provisions of those Securities, in the event of any event of default (other than a Payment Default) with respect to any Designated Senior Debt permitting the holders of that Designated Senior Debt (or a trustee or other representative on behalf of the holders thereof) to declare that Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, on written notice thereof to the Company and the Trustee (and if such Designated Senior Debt is Indebtedness of a Guarantor, such Guarantor) by any holders of Designated Senior Debt (or a trustee or other representative on behalf of the holders thereof) (the “Payment Blocking Notice”), unless and until that event of default shall have been cured or waived or otherwise has ceased to exist or such Designated Senior Debt has been discharged or paid in full; provided, that such payments may not be prevented pursuant to this Section 10.2(b) for more than 179 days after an applicable Payment Blocking Notice has been received by the Trustee unless the Designated Senior Debt in respect of which that event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until that acceleration has been rescinded or annulled or that Designated Senior Debt has been paid in full. Unless otherwise specified with respect to Securities of a series as contemplated by Section 2.1, no event of default that existed or was continuing on the date of any Payment Blocking Notice (whether or not that event of default is on the same issue of Designated Senior Debt) may be made the basis for the giving of a second Payment Blocking Notice, and only one such Payment Blocking Notice may be given in any period of 365 consecutive days.

(c)                                  In furtherance of the provisions of Section 10.1, in the event that, notwithstanding the foregoing provisions of this Section 10.2, any payment or distribution of assets of the Company or any Guarantors, as the case may be (other than Junior securities of the Company) shall be received by the Trustee or the Holders of the Securities of any series and any related Guarantees or any Paying Agent with respect thereto at a time when that payment or distribution was prohibited by the provisions of this Section 10.2, then, unless that payment or distribution is no longer prohibited by this Section 10.2, that payment or distribution (subject to the provisions of Section 10.7) shall be received and held in trust by the Trustee or such Holders or Paying Agent for the benefit of the holders of Senior Debt of the Company, and shall be paid or delivered by the Trustee or such Holders or Paying Agent, as the case may be, to the holders of Senior Debt of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing that Senior Debt of the Company may have been issued, ratably, according to the aggregate amounts remaining unpaid on account of that Senior Debt of the Company held or represented by each, for application to the payment of all Senior Debt of the Company in full after giving effect to all concurrent payments and distributions to or for the holders of that Senior Debt.

Section 10.3.                             Securities and Any Guarantees Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization.  Upon any distribution of assets of the Company or any Guarantors, as the case may be, or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or any Guarantors, as the case may be, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors:

(a)                                  the holders of all Senior Debt of the Company shall first be entitled to receive payments in full before the Holders of Securities of any series and any related Guarantees are entitled to receive any payment (other than in the form of Junior securities of the Company) on account of the principal of, premium (if any) or interest on or any Additional Amounts with respect to those Securities and any related Guarantees (other than Junior securities);

(b)                                 any payment or distribution of assets of the Company or any Guarantors, as the case may be, of any kind or character, whether in cash, property or securities (other than Junior securities of the Company), to which the Holders of Securities of any series and any related Guarantees or the Trustee on behalf of those Holders would be entitled, except for the provisions of this Article X, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of that Senior Debt or their representative, ratably according to the respective amounts of Senior Debt held or represented by each, to the extent necessary to make payment in full of all that Senior Debt remaining unpaid after giving effect to all concurrent payments and distributions to the holders of that Senior Debt; and

(c)                                  in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company or any Guarantors, as the case may be, of any kind or character, whether in cash, property or securities (other than Junior securities), shall be received by the Trustee or the Holders of Securities of any series and any related Guarantees or any Paying Agent with respect thereto (or, if the Company, any Guarantor or any other Subsidiary is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of the principal of, premium (if any) or interest on or any Additional Amounts with respect to the Securities of that series and any related Guarantees before all Senior Debt of the Company is paid in full, that payment or distribution (subject to the provisions of Section 10.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of that Senior Debt, or their respective representatives, ratably according to the respective amounts of that Senior Debt held or represented by each, to the extent necessary to make payment as provided herein of all that Senior Debt remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of that Senior Debt, but only to the extent that as to any holder of that Senior Debt, as promptly as practical following notice from the Trustee to the holders of that Senior Debt that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), that holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on that Senior Debt, if any, held by that holder, and only the amounts specified in those notices to the Trustee shall be paid to the holders of that Senior Debt.

Section 10.4.                             Subrogation to Rights of Holders of Senior Debt.  Subject to the payment in full of all Senior Debt of the Company as provided herein, the Holders of the Securities of any series and any related Guarantees shall be subrogated (to the extent of the payments or distributions made to the holders of that Senior Debt pursuant to the provisions of this Article X) to the rights of the holders of that Senior Debt to receive payments or distributions of assets of the Company or any Guarantors, as the case may be, applicable to that Senior Debt until all amounts owing on the Securities shall be paid in full. For the purpose of that subrogation, no such payments or distributions to the holders of that Senior Debt by the Company, or by or on behalf of the Holders of the Securities of such series and any related Guarantees by virtue of this Article X, which otherwise would have been made to those Holders shall, as among the Company, its creditors other than the holders of Senior Debt of the Company and those Holders, be deemed to be payment by the Company or any Guarantors, as the case may be, or on account of that Senior Debt, it being understood that the provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities of any series and any related Guarantees, on the one hand, and the holders of that Senior Debt, on the other hand.

If any payment or distribution to which the Holders of the Securities and any related Guarantees would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of amounts payable under Senior Debt of the Company, then those Holders shall be entitled to receive from the holders of that Senior Debt any payments or distributions received by those holders of Senior Debt of the Company in excess of the amount sufficient to pay all amounts payable under or in respect of that Senior Debt in full.

Section 10.5.                             Obligations of the Company and Any Guarantors Unconditional.  Nothing contained in this Article X or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, any Guarantors, as the case may be, and the Holders of the Securities of any series and any related Guarantees, the obligation of the Company or any Guarantors, as the case may be, which is absolute and unconditional, to pay to those Holders the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of that series and any related Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of those Holders and creditors of the Company or any Guarantors, as the case may be, other than the holders of Senior Debt of the Company, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law on default under this Indenture, subject to the rights, if any, under this Article X, of the holders of Senior Debt of the Company in respect of cash, property or securities of the Company or any Guarantors, as the case may be, received on the exercise of any such remedy. Notwithstanding anything to the contrary in this Article X or elsewhere in this Indenture or in the Securities, on any distribution of assets of the Company or any Guarantors, as the case may be, referred to in this Article X, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders of the Securities shall be entitled to rely on any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to those Holders for the purpose of ascertaining the Persons entitled to participate in that distribution, the holders of Senior Debt of the Company and other Debt of the Company or any Guarantors, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X so long as that court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article X.

Section 10.6.                             Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.  The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee or any Paying Agent shall have received, no later than two Business Days prior to that payment, written notice thereof from the Company or any Guarantors, as the case may be, or from one or more holders of Senior Debt of the Company or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

Section 10.7.                             Application by Trustee of Amounts Deposited with It.  Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Holders of the Securities of the series and any related Guarantees for the benefit of which those amounts were deposited, and, to the extent allocated for the payment of Securities of that series and any related Guarantees, shall not be subject to the subordination provisions of this Article X. Otherwise, any deposit of assets with the Trustee or the Paying Agent (whether or not in trust) for the payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Securities of any series and any related Guarantees shall be subject to the provisions of Sections 10.1, 10.2, 10.3 and 10.4; provided that if prior to two Business Days preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of, premium (if any) or interest on or any Additional Amounts with respect to any Security and any related Guarantees), the Trustee or such Paying Agent shall not have received with respect to those assets the written notice provided for in Section 10.6, then the Trustee or such Paying Agent shall have full power and authority to receive those assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after that date; and provided further that nothing contained in this Article X shall prevent the Company or any Guarantors, as the case may be, from making, or the Trustee from receiving or applying, any payment in connection with the redemption of Securities if the first publication of notice of that redemption (whether by mail or otherwise in accordance with this Indenture) has been made, and the Trustee has received that payment from the Company or any Guarantors, as the case may be, prior to the occurrence of any of the contingencies specified in Section 10.2 or 10.3.

Section 10.8.                             Subordination Rights Not Impaired by Acts or Omissions of the Company, Any Guarantors or Holders of Senior Debt.  No right of any present or future holders of any Senior Debt of the Company to enforce the subordination provisions contained in this Article X shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantors, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Guarantors, as the case may be, with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with. The holders of Senior Debt of the Company may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange that security and otherwise deal freely with the Company or any Guarantors, as the case may be, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders of the Securities or any Guarantors, as the case may be.

Section 10.9.                             Trustee to Effectuate Subordination of Securities.  Each Holder of a Security of any series and any related Guarantees by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article X and to protect the rights of the Holders of the Securities of such series and any related Guarantees pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for that purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company or any Guarantors, as the case may be, (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company or any Guarantors, as the case may be), the filing of a claim for the unpaid balance of his Securities and any related Guarantees in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in that proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Debt of the Company or their representative is hereby authorized to have the right to file and is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities and any related Guarantees. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt of the Company or their representative to authorize or consent to or accept or adopt on behalf of any Holder of Securities of any series and any related Guarantees any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series and any related Guarantees or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt of the Company or their representative to vote in respect of the claim of any Holder of the Securities in any such proceeding.

Section 10.10.                       Right of Trustee to Hold Senior Debt.  The Trustee in its individual capacity shall be entitled to all of the rights set forth in this Article X in respect of any Senior Debt of the Company at any time held by it to the same extent as any other holder of Senior Debt of the Company, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 10.11.                       Article X Not to Prevent Events of Default.  The failure to make a payment on account of principal of or premium (if any) or interest on or any Additional Amounts with respect to the Securities of any series and any related Guarantees by reason of any provision of this Article X shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 with respect to Securities of such series and any related Guarantees or in any way prevent the Holders of the Securities of any series and any related Guarantees from exercising any right hereunder other than the right to receive payment on the Securities of any series and any related Guarantees.

Section 10.12.                       No Fiduciary Duty of Trustee to Holders of Senior Debt.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company, and shall not be liable to any of those holders (other than for its willful misconduct or gross negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of the

Securities of any series and any related Guarantees or the Company or any Guarantors, as the case may be, or any other Person, cash, property or securities to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article X or otherwise. Nothing in this Section 10.12 shall affect the obligation of any other such Person to hold that payment for the benefit of, and to pay that payment over to, the holders of Senior Debt of the Company or their representative.

Section 10.13.                       Article Applicable to Paying Agent.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article X shall in that case (unless the context shall otherwise require) be construed as extending to and including that Paying Agent within its meaning as fully for all intents and purposes as if that Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that this Section 10.13 shall not apply to the Company, any Guarantor or any other Subsidiary of the Company if it or that Affiliate acts as Paying Agent.

ARTICLE XI

Securities Guarantee

Section 11.1.                             Securities Guarantee.  Securities of any series that are to be guaranteed by the Securities Guarantees of any Guarantors shall be guaranteed by such Guarantors as shall be established pursuant to Section 2.1 as Guarantors with respect to the Securities of such series; provided that, prior to the authentication and delivery upon original issuance of Securities of any series that are to be guaranteed by a Person, the Company, the Trustee and such Person shall have entered into a supplemental indenture pursuant to Section 9.1(11) hereof whereby such Person shall have executed a Securities Guarantee under this Indenture with respect to any series of Securities as to which such Person has been so established pursuant to Section 2.1 as a Guarantor thereof and shall have made each of the covenants and agreements of a Guarantor hereunder with respect to each such series.

Securities of any series that are to be guaranteed by the Securities Guarantees of any Guarantors shall be guaranteed in accordance with the terms of such Securities Guarantees as established pursuant to Section 2.1 with respect to such series of Securities and such Securities Guarantees thereof and (except as otherwise specified as contemplated by Section 2.1 for such series of Securities and such Securities Guarantees thereof) in accordance with this Article XI. Notwithstanding any provision of this Article XI to the contrary, the provisions of this Article XI relating to any Guarantor shall (i) be applicable only to, and inure solely to the benefit of, the Securities of any series designated, pursuant to Section 2.1, as entitled to the benefits of the related Securities Guarantee of such Guarantor with respect to such series and (ii) so be applicable, and inure to the benefit of, the Securities of such series except to the extent otherwise provided as contemplated by Section 2.1 with respect to the Securities of such series.

Any Guarantor shall fully, unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, jointly and severally with any other Guarantor, to each Holder of the Securities and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest and Additional Amounts, if any, on the Securities and all other monetary Obligations of the Company under this Indenture.  Any Guarantor shall further agree (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article XI notwithstanding any extension or renewal of any Obligation.

Any Guarantor shall waive presentation to, demand of payment from and protest to the Company of any of the Obligations and also shall waive notice of protest for nonpayment.  Any Guarantor shall waive notice of any default under the Securities or the Obligations.  The obligations of any Guarantor shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement (other than any such waiver, amendment or modification that expressly modifies a Guarantor’s obligations); (d) the release of any collateral security held by any Holder or the Trustee for the Obligations of any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; or (f) any change in the ownership of the Company.

Any Guarantor shall further agree that its Securities Guarantee constitutes a Guarantee of payment when due (and not a Guarantee of collection) and shall waive any right to require that any resort be had by any Holder to any Security held for payment of the Obligations.

Except as expressly set forth in Article VIII and Section 11.3, the obligations of each Guarantor shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof (other than any waiver or modification that expressly modifies a Guarantor’s obligations), by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor shall further agree that its Securities Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or Additional Amounts, if any, on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law) and except as provided in Section 11.3.

Each Guarantor shall further agree that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations Guaranteed may be accelerated as provided in this Indenture for the purposes of its Securities Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of the Securities Guarantee.

Each Guarantor also shall agree to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section 11.1.

Section 11.2.                             Execution and Delivery of Securities Guarantees; Notations of Guarantees.  The Securities Guarantee of any Guarantor with respect to Securities of any series as to which such Guarantor has been established as a Guarantor pursuant to Section 2.1 shall be fully evidenced by such Guarantor’s execution and delivery of a supplemental indenture hereto.  Anything herein to the contrary notwithstanding, there shall be no requirement that any Security having the benefit of a Securities Guarantee have endorsed thereon or attached thereto such Securities Guarantee or a notation of such Securities Guarantee.  Solely with respect to Securities of any series that are entitled to the benefits of any Securities Guarantee of any Guarantor and as to which Notations of Guarantee are to be included on such Securities as designated pursuant to Section 2.1(9), to further evidence its Securities Guarantee set forth in Section 11.1 or otherwise established pursuant hereto with respect to Securities of such series, each of the Guarantors with respect to Securities of any series shall agree that a notation relating to such Securities Guarantee (the “Notation of Guarantee”), substantially in the form attached hereto as Annex A, shall be endorsed on each Security of such series entitled to the benefits of such Securities Guarantee authenticated and delivered by the Trustee, which Notation of Guarantee shall be executed by either manual or facsimile signature of an Officer of such Guarantor. Each of the Guarantors with respect to Securities of any series shall agree that its Securities Guarantee set forth in Section 10.1 or otherwise established pursuant hereto with respect to Securities of such series shall remain in full force and effect notwithstanding any absence of Notations of Guarantees as to such series or any failure to endorse on any Security the Notation of Guarantee relating to such Securities Guarantee. If any Officer of any Guarantor with respect to Securities of any series, whose signature is on the Notation of Guarantee on any Security of such series, no longer holds that office at the time the Trustee authenticates any Security or at any time thereafter, the Securities Guarantee of such Security shall be valid nevertheless. The delivery of any Security of a series entitled to the benefits of a Securities Guarantee under this Article XI or otherwise established pursuant hereto by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Securities Guarantee on behalf of each Guarantor.

Section 11.3.                             Limitation on Liability; Termination, Release and Discharge.

(a)                                  The obligations of any Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Securities Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Securities Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

(b)                                 The Securities Guarantee of a Guarantor shall be automatically and unconditionally released and discharged, without the consent of the Holders, and no further action by the Company, any Guarantor or the Trustee shall be required for such release (unless the Company shall notify the Trustee that no release and discharge shall occur as a result thereof) upon:

(1)                                  the sale or other disposition (including by way of consolidation or merger) of such Guarantor to a Person other than the Company or any Subsidiary of the Company in a transaction or series of transactions not prohibited by this Indenture;

(2)                                  the sale or other disposition of all or substantially all of the assets of such Guarantor to a Person other than the Company or any Subsidiary of the Company in a transaction or series of transactions not prohibited by this Indenture;

(3)                                  upon Legal Defeasance or Covenant Defeasance as provided in Article VIII or upon satisfaction and discharge of this Indenture as provided in Article XII; or

(4)                                  the delivery of an Officers’ Certificate to the Trustee that such Guarantor does not guarantee the Company’s obligations under the Credit Agreement.

(c)                                  Any Guarantor not released from its obligations under its Securities Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor as provided in this Article XI.

(d)                                 At any time after the issuance of any series of Securities that is entitled to the benefits of any Securities Guarantee, including following the release of a Guarantor from its Securities Guarantee, the Company shall cause any of its Subsidiaries that is a guarantor under the Credit Agreement to promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will become a Guarantor in respect of such series of Securities.

Section 11.4.                             Limitation of Guarantors’ Liability.  Any Guarantor, and by its acceptance thereof each Holder, shall confirm that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Securities Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law.  To effectuate the foregoing intention, the Holders and each Guarantor shall irrevocably agree that the obligations of such Guarantor under its Securities Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Securities Guarantee or pursuant to Section 11.5 hereof, result in the obligations of such Guarantor under its Securities Guarantee not constituting such a fraudulent conveyance or fraudulent transfer.  This Section 11.4 is for the benefit of the creditors of each Guarantor.

Section 11.5.                             Contribution.  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Securities Guarantee, such Funding Guarantor will be entitled to a contribution from each other Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Securities or any other Guarantor’s obligations with respect to its Securities Guarantee.

Section 11.6.                             Guarantors May Consolidate, etc., on Certain Terms.

(a)                                  Except as otherwise provided in Section 11.3 in connection with any release and discharge of a Guarantor, no Guarantor may consolidate or combine with or merge with or into (whether or not such Guarantor is the surviving person) or sell or convey all or substantially all of its assets to another Person whether or not affiliated with such Guarantor, unless the Person formed by or surviving any such consolidation, combination or merger or the transferee Person (in each case if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee.

In case of any such consolidation, merger, combination, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of such Securities Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall become a Guarantor (and succeed to and be substituted for the predecessor to the extent of any release and discharge of such predecessor pursuant to Section 11.3).

(b)                                 Notwithstanding clause (a) above, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation, combination or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of all or substantially all of the assets of a Guarantor to the Company or another Guarantor.

ARTICLE XII

Satisfaction and Discharge

Section 12.1.                             Satisfaction and Discharge.  This Indenture will be discharged and will cease to be of further effect as to all Securities of any series issued hereunder (except as to surviving rights of registration of transfer or exchange of such Securities and as otherwise specified hereunder), when:

(1)                                  either:

(a)                                  all Securities of such series that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities of such series for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)                                 all Securities of such series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of Securities of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and Additional Amounts, if any,  to the date of maturity or redemption;

(2)                                  no Default or Event of Default with respect to such series has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(3)                                  the Company or any Guarantor has paid or caused to be paid all sums payable by it hereunder with respect to such series and pursuant to Section 7.7;

(4)                                  the Company has delivered irrevocable instructions to the Trustee hereunder to apply the deposited money toward the payment of such Securities at fixed maturity or the Redemption Date, as the case may be; and

(5)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, which state that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture with respect to such series have been satisfied.

ARTICLE XIII

Miscellaneous

Section 13.1.                             Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.  Any Guarantor in addition to performing its obligations under its Securities Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

Section 13.2.                             Notices.  Any notice or communication shall be in writing (including facsimile and electronic transmission in PDF format) and delivered in person, by telecopier or overnight air courier guaranteeing next day delivery or mailed by first-class mail addressed as follows:

if to the Company or any Guarantors:

Pentair, Inc.

5500 Wayzata Boulevard,

Suite 800, Golden Valley, Minnesota 55416-1259

Attention:  General Counsel

if to the Trustee:

Attention:

The Company, any Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.  The Registrar shall provide the Company with address information with respect to the Holders as promptly as practicable following the Company’s request therefor.  Any notice or communication shall also be mailed to any Person described in TIA § 3.13(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.3.                             Communication by Holders with other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.4.                             Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                  an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or such Guarantor stating that the information with respect to such factual matters known to the Company or such Guarantor, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 13.5.                             Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (except for the Certificate specified in Section 3.5) shall include:

(1)                                  a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 13.6.                             When Securities Disregarded.  In determining whether the Holders of the required principal amount of Securities of any series have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 13.7.                             Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 13.8.                             Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York or Minneapolis, Minnesota.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 13.9.                             GOVERNING LAW; WAIVER OF JURY TRIAL.  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THERETO.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.10.                       No Recourse Against Others.  No director, manager, officer, employee, incorporator, member, partner, stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Securities, this Indenture or the Securities Guarantees or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder of Securities by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.

Section 13.11.                       Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.12.                       Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.13.                       Severability.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14.                       No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any Subsidiary or any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture or the Securities Guarantees.

Section 13.15.                       Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 13.16.                       Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.17.                       U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

PENTAIR, INC.

By:
Name:
Title:

, as Trustee

By:
Name:
Title:

Signature page to Indenture

ANNEX A

FORM OF NOTATION OF GUARANTEE

Each of the Guarantors (which term includes any successor Person under the Indenture) has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company.

The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Securities Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Securities Guarantee.

[NAME OF GUARANTOR]

By:
Name:
Title: